UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported):  October 5, 2007

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code:	(262) 636-1200
_____________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Charles R. Katzfey, Regional Vice President – Americas, of Modine Manufacturing Company (the “Company” or “Modine”) and one of Modine’s named executive officers, intends to retire from the Company on December 31, 2007.  On October 5, 2007, Modine entered into a letter agreement (the “Agreement”) with Mr. Katzfey regarding his retirement from the Company.

Pursuant to the Agreement, Mr. Katzfey will cease active employment with the Company on October 12, 2007.  For the period from October 13, 2007 until December 31, 2007, Mr. Katzfey will be on a paid leave of absence.

In consideration for Mr. Katzfey executing a waiver and release, Mr. Katzfey will receive the following benefits from the Company: payment bi-weekly of an amount equal to his current bi-weekly salary until October 12, 2008; payment of a bonus, if any, under the Company’s Management Incentive Plan for the Company’s performance during the fiscal year ended March 31, 2008 based upon the actual salary paid to him during the current fiscal year through October 12, 2007; payment of premiums for health and dental insurance for a period of up to 15 months following his retirement; acceleration of the vesting of all shares of restricted stock scheduled to vest for Mr. Katzfey under the Company’s incentive plans after December 31, 2007; pro-rata vesting of performance stock awards under the Company’s incentive plan at the end of the applicable performance periods; payment for an executive physical; and payment for reasonable financial planning and tax preparation services until March 31, 2009.

The Agreement supersedes, among other things, the Change in Control Agreement between the Company and Mr. Katzfey dated May 28, 1999.

Thomas A. Burke, Executive Vice President and Chief Operating Officer of the Company, will temporarily perform the duties of the Regional Vice President – Americas.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                           Description

10.1	Letter Agreement dated September 18, 2007 and accepted on October 5, 2007, between Modine Manufacturing Company and Charles R. Katzfey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/D.B. Rayburn	/s/D.R. Zakos
Name: D.B. Rayburn	Name: D.R. Zakos
Title: President and Chief Executive Officer	Title: Vice President, General Counsel and Secretary

Date:  October 11, 2007

Exhibit No.                                           Description

10.1	Letter Agreement dated September 18, 2007 and accepted on October 5, 2007, between Modine Manufacturing Company and Charles R. Katzfey.